Exhibit 10.18
AMENDMENT TO EMPLOYMENT AGREEMENT
This Amendment (this “Amendment”) to the Employment Agreement dated July 23, 2020 (the “Original Agreement” and, as amended by this Amendment, the “Agreement”) is made and entered into as of October 21, 2022, by and between RKT Holdings, LLC (the “Company”) and Julie Booth (“Executive” and, together with the Company, the “Parties”).
RECITALS
WHEREAS, the Parties previously entered into the Original Agreement to reflect the terms upon which Executive would provide services to the Company and/or its direct and indirect subsidiaries from time to time (each, a “Rocket Company,” and with Rocket Companies, Inc. (“Rocket”), collectively, the “Rocket Companies”);
WHEREAS, terms used but not defined in this Amendment shall have the meaning given in the Original Agreement; and
WHEREAS, the Parties wish to amend the Original Agreement to reflect a new role for Executive effective November 15, 2022 (the “Transition Date”).
NOW, THEREFORE, in consideration of the mutual promises, terms, covenants, and conditions set forth in this Amendment, and the performance by the Parties of their respective obligations hereunder, the Parties, intending to be legally bound, agree as follows:
1.As of the Transition Date, Executive will no longer serve as Chief Financial Officer and Treasurer, and as a result certain matters related to Executive’s position, compensation and place of performance shall be modified as set forth on Exhibit A hereto.
2.Notwithstanding the foregoing, subject to Executive signing and letting become effective the Release of Claims set forth as Exhibit B hereto, Executive shall remain eligible to receive a pro-rated Annual Bonus for 2022 reflecting the portion of the year through the Transition Date, with the target level as in effect immediately prior to the Transition Date, with actual payment, if any, based on the satisfaction of such business objectives and/or other criteria as determined in the sole discretion of the Committee.
3.To the extent requested by the Company, Executive will resign from any other position (except as set forth on Exhibit A), whether as officer, director, employee, trustee, consultant or otherwise, that Executive holds with the Rocket Companies, except as otherwise agreed to by the Parties.
4.The obligation of the Company, pursuant to Section 19 of the Original Agreement, to cause Executive to be covered by and named as an insured under any policy or contract of insurance obtained by it to insure its directors and officers shall last for at least six (6) years following the Transition Date.
5.Nothing herein changes the at-will nature of Executive’s employment as set forth in the Original Agreement.
6.This Amendment shall in all respects be governed by and construed in accordance with the laws of the State of Michigan, not including the choice-of-law rules thereof.

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IN WITNESS WHEREOF, each of the parties hereto have caused this Amendment to be duly executed as of the date first written above.

RKT HOLDINGS, LLC
/s/ Jay Farner
By: Jay Farner
Title: Chief Executive Officer
/s/ Julie Booth
EXECUTIVE

[Signature Page to Amendment]
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EXHIBIT A
Change in Employment Position as of the Transition Date

New role:	Employed in role of Strategic Advisor, reporting to Jay Farner, with expected responsibilities and required hours to be determined with Executive’s supervisor
New base salary:	$100,000 on an annualized basis
Future bonus eligibility:	Starting with 2023 performance year, as a salaried employee, eligible for the company’s discretionary Drive bonus subject to approval of Executive’s supervisor and to the extent eligible at the time of annual bonus payment
Treatment of equity awards:	No changes to outstanding equity awards
Other compensation and benefits for new role:	Generally same benefits as other similarly situated employees of applicable employing entity, depending on part-time or full-time requirements for applicable plans (e.g., medical and retirement plans), particularly for qualified plans
Other policies:	Following the Transition Date, Executive may continue to be part of the “Window Group” under insider trading policy, depending on new role, as determined by Rocket

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EXHIBIT B
Release of Claims
Executive, for and on behalf of Executive and Executive’s heirs, successors and assigns, hereby waives and releases any common law, statutory or other complaints, claims, charges or causes of action of any kind whatsoever, both known and unknown, in law or in equity, which Executive ever had, now has or may have against each of the Rocket Companies and their shareholders, parents, subsidiaries, affiliates, predecessors, successors, assigns, directors, officers, partners, members, managers, employees, trustees (in their official and individual capacities), employee benefit plans and their administrators and fiduciaries (in their official and individual capacities), representatives or agents, and each of their affiliates, successors and assigns, (collectively, the “Releasees”) by reason of facts or omissions which have occurred on or prior to the date that Executive signs this Release of Claims (this “Release”), including, without limitation, any complaint, charge or cause of action arising out of Executive’s employment, or any term or condition of that employment, or arising under federal, state, local or foreign laws pertaining to employment, including the Age Discrimination in Employment Act of 1967 (“ADEA”, a law which prohibits discrimination on the basis of age), the Older Workers Benefit Protection Act, the National Labor Relations Act, the Civil Rights Act of 1991, the Americans With Disabilities Act of 1990, Title VII of the Civil Rights Act of 1964, the Employee Retirement Income Security Act of 1974, the Family and Medical Leave Act, the Sarbanes-Oxley Act of 2002, all as amended, and any other Federal, state and local laws relating to discrimination on the basis of age, sex or other protected class, all claims under Federal, state or local laws for express or implied breach of contract, wrongful discharge, defamation, intentional infliction of emotional distress, and any related claims for attorneys’ fees and costs. Executive further agrees that this Agreement may be pleaded as a full defense to any action, suit, arbitration or other proceeding covered by the terms hereof which is or may be initiated, prosecuted or maintained by Executive, Executive’s descendants, dependents, heirs, executors, administrators or permitted assigns. By signing this Release, Executive acknowledges that Executive intends to waive and release any rights known or unknown that Executive may have against the Releasees under these and any other laws; provided, that Executive does not waive or release claims with respect to rights to (i) any continuing benefits under the Rocket Companies’ employee benefit plans, (ii) any rights to indemnification protection that is otherwise provided to Executive by the Rocket Companies or (iii) rights that cannot be released as a matter of law (collectively, the “Unreleased Claims”).
Executive acknowledges that Executive has been advised that Executive has twenty-one (21) days from the date of receipt of this Release to consider all the provisions of this Release and Executive does hereby knowingly and voluntarily waive said given twenty-one (21) day period. EXECUTIVE FURTHER ACKNOWLEDGES THAT EXECUTIVE HAS READ THIS RELEASE CAREFULLY, HAS BEEN ADVISED BY THE COMPANY TO, AND HAS IN FACT, CONSULTED AN ATTORNEY, AND FULLY UNDERSTANDS THAT BY SIGNING BELOW EXECUTIVE IS GIVING UP CERTAIN RIGHTS WHICH EXECUTIVE MAY HAVE TO SUE OR ASSERT A CLAIM AGAINST ANY OF THE RELEASEES. EXECUTIVE ACKNOWLEDGES THAT EXECUTIVE HAS NOT BEEN FORCED OR PRESSURED IN ANY MANNER WHATSOEVER TO SIGN THIS RELEASE, AND EXECUTIVE AGREES TO ALL OF ITS TERMS VOLUNTARILY.
Executive hereby acknowledges and understands that Executive shall have seven (7) days from the date of execution of this Release to revoke this Release (including, without limitation, any and all claims arising under the ADEA). If Executive revokes this Release, Executive will be deemed not to have accepted the terms of this Release.

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10/21/22                    /s/ Julie Booth
Date                                Executive’s Signature

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[Signature Page to Release]

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